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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated March 8, 2000, with respect to the consolidated balance sheet of Flycast Communications Corporation as of December 31, 1999 and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for the year ended December 31, 1999.

/s/ KPMG LLP

San Francisco, California
August 16, 2000